UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2007

__________________________

ARROW INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20212	23-1969991
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2400 Bernville Road, Reading, Pennsylvania	19605
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (610) 378-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ARROW INTERNATIONAL, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, Alan Sebulsky, a director of Arrow International, Inc. (the “Company”) since January 1997, notified the Company that he is resigning from the Board of Directors of the Company, effective immediately, due to the growing demands on his time from his service as Managing Partner and Portfolio Manager of Apothecary Capital LLC, an investment advisory firm specializing in health care, which has made it increasingly difficult for him to devote the time necessary to continue to serve as a director of the Company. Mr. Sebulsky served on the Audit Committee and the Corporate Governance and Nominating Committee of the Company’s Board of Directors.

Mr. Sebulsky also stated that, although he is not resigning because of a disagreement with the Company, he did disagree with the Board of Directors’ recent decision to postpone the Company’s 2007 Annual Meeting of Shareholders from April to July 2007.

A copy of Mr. Sebulsky’s resignation letter is attached hereto as Exhibit 17 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

17	Letter dated March 6, 2007 from Alan Sebulsky to Carl G. Anderson, Jr., Chairman and Chief Executive Officer of Arrow International, Inc.

ARROW INTERNATIONAL, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW INTERNATIONAL, INC.

Date: March 8, 2007	By:/s/ Carl G. Anderson, Jr.

Carl G. Anderson, Jr.
Chairman and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Method of Filing

17	Letter dated March 6, 2007 from Alan Sebulsky to Carl G. Anderson, Jr., Chairman and Chief Executive Officer of Arrow International, Inc.	Filed herewith.

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